UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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CDK Global, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

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CDK Global, Inc.
1950 Hassell Road
Hoffman Estates, Illinois

SUPPLEMENT TO THE PROXY STATEMENT DATED OCTOBER 10, 2019
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 21, 2019

This proxy statement supplement (this “Supplement”), dated October 29, 2019, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of CDK Global, Inc. (“CDK Global” or the “Company”) dated October 10, 2019 furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Stockholders to be held on November 21, 2019 (the “Annual Meeting”), or any adjournment or postponement thereof. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The Annual Meeting will be held on Thursday, November 21, 2019, at 9:00 a.m. central time at www.virtualshareholdermeeting.com/CDK2019. The Annual Meeting will be a completely virtual, live, audio webcast meeting of stockholders. The record date for the determination of the holders of the Company’s common stock who are entitled to notice of and to vote at the Annual Meeting is September 23, 2019, which is the same record date specified in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting

SEC rules permit companies to furnish proxy materials to their stockholders over the internet. This expedites stockholders’ receipt of proxy materials, lowers annual meeting costs and conserves natural resources. We have therefore mailed stockholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials (including this Supplement) online, vote and (if desired) obtain a paper copy of our proxy materials.

The purpose of this Supplement is to amend and restate the following section of the Proxy Statement to provide clarifying information regarding the circumstances of Mr. MacDonald’s resignation as the Company’s President, Chief Executive Officer and director.

Chief Executive Officer Transition

On November 7, 2018, we announced that effective with the filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, Mr. MacDonald would resign as President, Chief Executive Officer and director and Mr. Krzanich would assume the roles of President, Chief Executive Officer and director. Mr. MacDonald resigned for Good Reason (as defined in his employment agreement) in connection with the appointment of Mr. Krzanich as President and Chief Executive Officer and his resignation was accepted by the Board. Mr. MacDonald’s term of employment was otherwise scheduled to expire on January 1, 2019 under his employment agreement. On November 5, 2018, Mr. MacDonald and the Company entered into a Transition and Release Agreement (the “Transition Agreement”). Under the terms of the Transition Agreement Mr. MacDonald provided advisory services through June 30, 2019, and then began receiving the severance benefits to which he was entitled under the terms and conditions of his employment agreement. In light of the timing of his exit, Mr. MacDonald did not receive a fiscal 2019 long-term equity incentive compensation award.

The processes undertaken to foster a successful Chief Executive Officer transition were well executed and effective in helping the Company enhance its core automotive software competencies and position itself for future growth while providing for continuity that was integral to achieving strong financial and operational results in fiscal year 2019. See “Fiscal 2019 Results” below for a summary of our fiscal 2019 accomplishments.

OTHER MATTERS

Other than as set forth above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Annual Meeting other than those presented in the Proxy Statement, as supplemented by this Supplement. If any other matter is properly presented at the Annual Meeting, Lee J. Brunz, as your proxyholder, will vote your shares using his best judgment.

By order of the Board of Directors,

Lee J. Brunz
Secretary

Hoffman Estates, Illinois
October 29, 2019